UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  January 19, 2006

GARPA RESOURCES, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51718	20-0716175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 - 650 West Georgia Street, Vancouver, British Columbia		V6B 4N9
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 604-681-0209

n/a
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On January 12, 2007, the Registrant determined that the audited financial statements for the fiscal year ended August 31, 2006 (“Fiscal 2006”) should no longer be relied upon because they omitted the recognition of geological expenses incurred during Fiscal 2006. The error was discovered internally by the Registrant during its fiscal quarter-end closing procedures.

The Company has restated its financial statements as at August 31, 2006 and for the year then ended and accumulated from February 11, 2004 (Date of Inceptions) to August 31, 2006. The financial statements have been restated to reflect the recording of additional geological expenses incurred in the year ended August 31, 2006. The effect of the restatement is to increase current liabilities by $2,685 as at August 31, 2006, increase net loss by $2,685 for the year ended August 31, 2006, and increase net loss by $2,685 for the period from February 11, 2004 to August 31, 2006. Net loss per share was unchanged.

Management and the Company’s sole director have discussed these matters with the Company’s independent public accounting firm prior to filing this Form 8-K. Management plans to file the Form 10-KSB/A for the year ended August 31, 2006 to reflect this restatement as soon as practical.

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Item 9.01 Financial Statements and Exhibits.

The information contained in Item 4.02 of this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Garpa Resources, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GARPA RESOURCES, INC.

By: /s/ Gary Schellenberg
Dated: January 19, 2007             Gary Schellenberg - CEO

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